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                                                                 EXHIBIT 23.5


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS




As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report on the audited financial statements of Geri Care Inc. and Affiliate for the nine months ended September 30, 1995, dated December 18, 1995, included in Capstone Pharmacy Services, Inc.'s Form 8K/A dated December 31, 1995 and to all references to our Firm included in this registration statement.




/s/ Roth & Company





Brooklyn, New York
July 18, 1996